UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    November 3, 2006

BSML, Inc.

(Exact name of registrant as specified in its charter)

Utah	0-17594	87-0410364

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

460 North Wiget Lane Walnut Creek, California	94598

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 941-6260

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(b)

On November 3, 2006, BSML, Inc. (the “Company”) announced that its Chief Executive Officer, John Reed, will resign from his position as Chief Executive Officer of the Company on November 15, 2006 to pursue other opportunities.  Mr. Reed will continue to serve as a director of the Company.

A copy of the Company’s press release regarding this announcement is filed herewith as Exhibit 99.1 and incorporated herein by reference.

(c)

On November 3, 2006, the Company announced that Dr. Julian Feneley, 42, a current director of the Company since December 2003, will re-join the Company as its new Chief Executive Officer and President, effective November 15, 2006.  Previously, Dr. Feneley was appointed President of BriteSmile, Inc. in February 2004. In June 2005, Dr. Feneley assumed the duties of Chief Executive Officer of the Company, which he performed until his resignation in June 2006.  The Company has not yet executed an employment agreement with Dr. Feneley, but intends to do so.

A copy of the Company’s press release regarding this announcement is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued by BSML, Inc. dated November 3, 2006.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

BSML, Inc.

By:	/s/ Kenneth Czaja

Kenneth Czaja
Chief Financial Officer

Date:  November 9, 2006